                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Commission File Number: 33-55254026

                         SEAVIEW UNDERWATER RESEARCH, INC.
                (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER

                 NEVADA                                    87-0438640
       (STATE OR OTHER JURISDICTION OF                  (I.R.S.  EMPLOYER
       INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

                     200 MADONNA BLVD., TIERRA VERDE, FLORIDA 33715
                      (ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)

                          1999  CONSULTANT  COMPENSATION  PLAN
                               (FULL  TITLE  OF  THE  PLAN)

                             RICHARD  L.  MCBRIDE,  PRESIDENT
                    200 MADONNA BLVD., TIERRA VERDE,  FLORIDA  33715
                      (NAME  AND  ADDRESS  OF  AGENT  FOR  SERVICE)

                                   (727)  866-3660
             (TELEPHONE  NUMBER,  INCLUDING  AREA  CODE,  OF  AGENT FOR SERVICE)


                           CALCULATION OF REGISTRATION FEE
                -------------------------------------------------
TITLE OF         AMOUNT TO BE   PROPOSED   MAXIMUM   PROPOSED MAXIMUM    AMOUNT
OF
SECURITIES TO    REGISTERED     OFFERING   PRICE     AGGREGATE OFFERING
REGISTRATION
BE REGISTERED                    PRICE    PER SHARE         PRICE           FEE

COMMON STOCK       100,000      $  .27      $ .27         $27,000        $ 7.51
 .001 PAR VALUE

PART  I.  INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS

ITEM  1.  PLAN  INFORMATION

(A)  GENERAL  PLAN  INFORMATION

(1) THE PLAN IS TO BE ENTITLED "THE 1999 CONSULTANT COMPENSATION PLAN" AND IS TO BE OFFERED BY SEAVIEW UNDERWATER RESEARCH, INC. (HEREINAFTER "REGISTRANT").

(2) THE GENERAL NATURE AND PURPOSE IS TO COMPENSATE THE FOLLOWING CONSULTANT FOR SERVICES RENDERED TO REGISTRANT:

      T. MICHAEL JACKSON                   100,000 SHARES
      SPRINGS INTERNATIONAL
      SAN SERVANDO AVENUE
      WARM MINERAL SPRINGS, FL. 34287

      SERVICES PROVIDED INCLUDE BUSINESS CONSULTING SPECIFICALLY RELATED TO TRADE SHOW REPRESENTATION AND DEALER NETWORK DEVELOPMENT ACTIVITIES.

THE TERM OF THE AGREEMENT IS UNTIL FEBRUARY 1, 2002, UNLESS MUTUALLY EXTENDED BY THE PARTIES.

(3) THE PLAN IS NOT, UNDER THE BEST KNOWLEDGE OF REGISTRANT, SUBJECT TO ANY PROVISIONS OF ERISA.

(4) CONTACT INFORMATION: RICHARD McBRIDE, SEAVIEW UNDERWATER RESEARCH, INC., 200 MADONNA, TIERRA VERDE, FL. 33706

(B)  SECURITIES  TO  BE  OFFERED

(1)     REGISTRANT'S  COMMON  STOCK  WILL BE OFFERED, IN THE AMOUNT OF
100,000  SHARES.

(2)     NOT  APPLICABLE

(C) EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN: CONSULTANTS, INCLUDED THE ONE LISTED IN NO. 2 ABOVE ARE THE ONLY ELIGIBLE PARTICIPANTS IN THIS PLAN.

(D)  PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES
OFFERED:

          (1) CONSULTANT SHALL HAVE 30 DAYS WITHIN WHICH TO RECEIVE THE SHARES; THE PURCHASE PRICE IS VALUED AT THE CURRENT MARKET VALUE OF REGISTRANT'S COMMON STOCK OF $.27 PER SHARE.

          (2) CONSULTANT IS PERMITTED TO RECEIVE A TOTAL OF 100,000 SHARES.

          (4)  NOT  APPLICABLE

          (5)  NOT  APPLICABLE

(6) THE SECURITIES WILL BE ISSUED DIRECTLY FROM REGISTRANT'S TREASURY; CURRENTLY, NO FEES, COMMISSIONS OR OTHER CHARGES WILL BE PAID.

     (E) RESALE RESTRICTIONS: NO RESTRICTIONS ON RESALE ARE CURRENTLY CONTEMPLATED.

     (F) TAX EFFECTS OF PLAN PARTICIPATION: CONSULTANT WILL REALIZE A GAIN WHEN SHE SELLS THE SHARES, BASED ON THE SALE PRICE SHE RECEIVES VERSUS THE PURCHASE PRICE. REGISTRANT DOES NOT FORESEE A TAX CONSEQUENCE FOR ITSELF. THE PLAN DOES NOT, TO THE BEST KNOWLEDGE OF REGISTRANT, QUALIFY UNDER SECTION 401(A) OF THE INTERNAL REVENUE CODE.

     (G) INVESTMENT OF FUNDS: NO FUNDS WILL BE RECEIVED FOR THE SHARES, AS THEY ARE BEING ISSUED AS COMPENSATION FOR SERVICES.

     (H)  WITHDRAWAL  FROM  THE  PLAN;  ASSIGNMENT  OF  INTEREST

          (1)  NO  WITHDRAWAL  OR  TERMINATION TERMS ARE CURRENTLY CONTEMPLATED.

          (2) NO ASSIGNMENT OR HYPOTHECATION TERMS ARE CURRENTLY CONTEMPLATED, BUT REGISTRANT WILL PERMIT AN ASSIGNMENT OF THE INTERESTS IF A PARTY CHOOSES TO ASSIGN THEIR INTEREST TO A THIRD PARTY.

          (3)  NOT  APPLICABLE

     (I) FORFEITURES AND PENALTIES: THERE IS NO CURRENTLY CONTEMPLATED FORFEITURE OR PENALTY EVENT.

     (J)  CHARGES,  DEDUCTIONS  AND  LIENS  THEREOF

          (1)  THERE  ARE  NO  CHARGES  OR  DEDUCTIONS  CURRENTLY  CONTEMPLATED.

          (2)  THERE  ARE  NO  CREATION  OF  LIEN  TERMS CURRENTLY CONTEMPLATED.

          (3)  NOT  APPLICABLE

ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

REGISTRANT PLANS TO IMMEDIATELY FORWARD A COPY OF THIS FORM AND ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE TO THE APPLICABLE PARTIES UPON THE FILING OF THIS FORM, THUS SATISFYING THE REQUIREMENTS FOR THIS SECTION.

PART  II.  INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

(A) THE FORM 10-K REPORT FILED BY REGISTRANT FOR THE YEAR ENDING DECEMBER 31, 1998 IS HEREBY INCORPORATED BY REFERENCE.

(B) THE 10-Q REPORTS FILED BY REGISTRANT FOR THE FISCAL QUARTERS ENDING SEPTEMBER 30, 1999, JUNE 30, 1999; AND MARCH 31, 1999, ARE HEREBY INCORPORATED BY REFERENCE.

(C)  NOT  APPLICABLE

IN ADDITION, ALL DOCUMENTS SUBSEQUENTLY FILED BY REGISTRANT PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, IF ANY, ARE INCORPORATED BY REFERENCE.

ITEM  4.  DESCRIPTION  OF  SECURITIES - NOT  APPLICABLE.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

THERE ARE NO RELEVANT INTERESTS OF EXPERT OR COUNSEL IN THIS FORM THAT REQUIRE DISCLOSURE.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

REGISTRANT'S  CHARTER  GENERALLY  INDEMNIFIES  A  DIRECTOR OR AN OFFICER AGAINST
LIABILITY  WHICH  HE/SHE  INCURS  IN  HIS/HER  CAPACITY.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

NO EXEMPTION FROM REGISTRATION IS HEREBY CLAIMED SINCE THERE IS NO REOFFERING OR RESALE OF RESTRICTED SECURITIES INVOLVED.

ITEM  8.  EXHIBITS

EXHIBIT 4 - CONSULTING AGREEMENT

EXHIBIT 5 - OPINION OF LEGAL COUNSEL

EXHIBIT 15 - UNAUDITED INTERIM FINANCIAL INFORMATION IS INCORPORATED FROM REGISTRANT'S FORM 10-Q FILED FOR THE QUARTER ENDED SEPTEMBER 30, 1999.

EXHIBIT 23 IS INCORPORATED FROM REGISTRANT'S PREVIOUS FORM 10-K, 10-Q's AND REGISTRATION STATEMENT FILINGS.

ITEM  9.  UNDERTAKINGS

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR
CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

                             SIGNATURES
                             ----------

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF TIERRA VERDE, FLORIDA, ON JANUARY 26, 1999.

SEAVIEW  UNDERWATER  RESEARCH,  INC.,
A  NEVADA  CORPORATION

/S/  RICHARD  L.  MCBRIDE,  PRESIDENT